                                                                       EXHIBIT 2


                         AGREEEMENT AND PLAN OF MERGER
          (INCLUDED AS APPENDIX "A" TO THE PROXY STATEMENT-PROSPECTUS)

                         Omitted Schedules and Annexes


         Pursuant to Item 601(b)(2) of Regulation S-K, the schedules, annexes and exhibits to Exhibit 2 of this Registration Statement have been omitted. Set forth below is a list of such omitted documents.


         Exhibit A                 -          Schedule of FTNC stock reserved for issuance or with respect to which commitments exist

         Exhibit B                 -          Schedule of Community stock reserved for issuance or with respect to which commitments exist

         Exhibit C                 -          Form of Merger Agreement for merger of Community First Bank into FTB

         Exhibit III(C)(1)         -          Significant subsidiaries of FTNC

         Exhibit III(C)(2)         -          Significant subsidiaries of Community

         Exhibit III(J)(1)         -          Undisclosed material litigation of FTNC

         Exhibit III(J)(2)         -          Undisclosed material litigation of Community

         Exhibit III(K)(1)         -          Unfiled material contracts of FTNC

         Exhibit III(K)(2)         -          Unfiled material contracts of Community

         Exhibit IV(P)             -          Form of Rule 145 Affiliate Letter
